Exhibit 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Laureate Resources & Steel Industries Inc. on Form 10-Q for the quarter ended February 28, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gareth McMurray, Interim Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 20, 2009

By:  /s/ Gareth McMurray
Name:   Gareth McMurray
Title:     Interim Principal Executive Officer